SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March  14, 2011, Intellect Neurosciences, Inc. (the ”Issuer”) sold $500,000 principal amount of its three-year 14% convertible promissory notes, convertible into the common stock, par value $0.001 per share (the “Common Stock”) , of the Issuer at a price of  $0.001per share, together with five-year warrants to purchase 500,000,000 shares of Common Stock for an exercise price of $.001 per share and $10 million stated value of the Issuer’s Series C Convertible Preferred Stock convertible into Common Stock at an initial conversion price of $.001 per share, for aggregate cash consideration of $500,000.  This sale was pursuant to the exercise of an option contained in the binding term sheet executed by the Issuer on December 15, 2010, as previously disclosed in the Issuer’s Current Report on Form 8-K filed on December 17, 2010 and as further described in the Issuer’s Quarterly Report on Form 10-Q filed on February 22, 2011.  On March 16, 2011, the Issuer also sold 200,000,000 shares of its Common Stock for $200,000 pursuant to the exercise of previously granted warrants.  These private sales of securities were exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC.

Date: March 18, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO